Exhibit 99.1

News Release

JLL Reports 2025 Financial Results for Fourth Quarter and Full Year
JLL achieved a record fourth-quarter diluted earnings per share of $8.34, up 66% versus the prior-year quarter (in local currency1)
CHICAGO, February 18, 2026 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported 2025 operating performance for the fourth quarter and full year. This was the seventh consecutive quarter of double-digit revenue increases driven by an acceleration of Transactional4 revenue growth and a continuation of the Resilient4 revenue growth streak. For the fourth quarter, diluted earnings per share was $8.34 (up 66%) and adjusted diluted earnings per share1 was $8.71 (up 40%). For the full year, diluted earnings per share was $16.40 (up 44%) and adjusted diluted earnings per share was $18.80 (up 33%).
•Fourth-quarter revenue was $7.6 billion, up 10% in local currency1, with Transactional4 revenues up 15% and Resilient4 revenues up 9%
◦Real Estate Management Services' 9% top-line increase was driven by Workplace Management and Project Management
◦Capital Markets Services delivered broad-based 19% growth across geographies, led by strength in investment sales and debt advisory
◦Leasing, within Leasing Advisory, outpaced market volumes and grew 17%, highlighted by office and industrial
•Revenue growth coupled with improved platform leverage drove strong profit and margin expansion
•Cash provided by operating activities was a record $1.2 billion for the year; Free Cash Flow6 was nearly $1.0 billion
•Share repurchases were $80.3 million this quarter, bringing full-year repurchases to $211.5 million (up 163% versus 2024)
"We are pleased with our fourth-quarter and full-year performance, achieving new highs at year-end across key top- and bottom-line performance metrics as well as free cash flow. These results and the achievement of our mid-term margin target in 2025 reflected the outcome of our multi-year strategy, strong execution and favorable underlying business trends,” said Christian Ulbrich, JLL CEO. “Looking ahead, we see significant runway for healthy growth with continued margin expansion, and we look forward to providing details on our forward strategy and longer-term financial targets at our upcoming Investor Briefing.”

Summary Financial Results ($ in millions, except per share data, "LC" = local currency)	Three Months Ended December 31,				Year Ended December 31,
	2025	2024	% Change in USD	% Change in LC	2025	2024	% Change in USD	% Change in LC

Revenue	$7,608.7	$6,810.9	12%	10%	$26,115.6	$23,432.9	11%	11%

Net income attributable to common shareholders	$401.7	$241.2	67%	65%	$792.1	$546.8	45%	44%
Adjusted net income attributable to common shareholders[1]	419.7	298.3	41	39	908.1	677.5	34	33

Diluted earnings per share	$8.34	$4.97	68%	66%	$16.40	$11.30	45%	44%
Adjusted diluted earnings per share[1]	8.71	6.15	42	40	18.80	14.01	34	33

Adjusted EBITDA[1]	$589.1	$454.8	30%	28%	$1,452.9	$1,186.3	22%	22%

Cash flows from operating activities	$1,011.8	$927.3	9%	n/a	$1,194.1	$785.3	52%	n/a
Free Cash Flow[6]	934.6	868.1	8%	n/a	978.5	599.8	63%	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2025 - Page 2
Consolidated 2025 Performance Highlights:

Consolidated ($ in millions, "LC" = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Real Estate Management Services	$5,555.4	$5,033.1	10%	9%	$20,001.2	$17,992.7	11%	11%
Leasing Advisory	1,005.1	851.5	18	17	3,009.9	2,705.6	11	11
Capital Markets Services	854.4	706.4	21	19	2,422.1	2,040.4	19	17
Investment Management	133.1	160.6	(17)	(18)	450.1	467.9	(4)	(5)
Software and Technology Solutions	60.7	59.3	2	1	232.3	226.3	3	2
Total revenue	$7,608.7	$6,810.9	12%	10%	$26,115.6	$23,432.9	11%	11%
Gross contract costs[6]	$4,760.4	$4,283.1	11%	10%	$17,158.2	$15,391.0	11%	11%
Platform operating expenses, excluding Carried interest	2,319.8	2,137.5	9	7	7,785.7	7,148.0	9	8
Carried interest (benefit) expense(a)	(1.0)	(1.6)	38	41	(1.6)	2.7	n.m.	n.m.
Restructuring and acquisition charges[5]	22.6	18.7	21	19	75.3	23.1	226	225
Total operating expenses	$7,101.8	$6,437.7	10%	9%	$25,017.6	$22,564.8	11%	10%
Net non-cash MSR and mortgage banking derivative activity[1]	$2.1	$7.7	(73)%	(73)%	$(15.2)	$(18.2)	16%	17%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

(a) Carried interest expense/benefit is associated with Equity earnings/losses on Proptech Investments.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2025 - Page 3
Revenue
Fourth-quarter revenue increased 10% compared with the prior-year quarter. Collectively, Transactional revenues grew 15%, led by Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, up 26% (excluding the impact of non-cash MSR and mortgage banking derivative activity), and Leasing, within Leasing Advisory, up 17%, partially offset by the expected, lower Incentive Fees within Investment Management. The aggregate 9% increase in Resilient revenues was highlighted by Project Management, up 17%, and Workplace Management, up 9%, both within Real Estate Management Services.
On a full-year basis, revenue increased 11% compared with 2024. Transactional revenues increased 13% collectively, led by Investment Sales, Debt/Equity Advisory and Other, up 23% (excluding the impact of non-cash MSR and mortgage banking derivative activity) and Leasing, up 11%. Resilient revenues grew 11%, highlighted by Project Management, up 20%, and Workplace Management, up 10%.
Refer to segment performance highlights for additional detail.
The following chart reflects the year-over-year change in revenue for each of the trailing eight quarters (QTD revenues, on a local currency basis). The chart shows the change in Transactional, Resilient and total revenue. Refer to Footnote 4 for the definitions of Resilient and Transactional revenues.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2025 - Page 4
Net income and Adjusted EBITDA:

($ in millions, except per share data, "LC" = local currency)	Three Months Ended December 31,				Year Ended December 31,
	2025	2024	% Change in USD	% Change in LC	2025	2024	% Change in USD	% Change in LC

Net income attributable to common shareholders	$401.7	$241.2	67%	65%	$792.1	$546.8	45%	44%
Adjusted net income attributable to common shareholders[1]	419.7	298.3	41	39	908.1	677.5	34	33

Diluted earnings per share	$8.34	$4.97	68%	66%	$16.40	$11.30	45%	44%
Adjusted diluted earnings per share[1]	8.71	6.15	42	40	18.80	14.01	34	33

Adjusted EBITDA[1]	$589.1	$454.8	30%	28%	$1,452.9	$1,186.3	22%	22%

Effective tax rate ("ETR")	19.3%	19.5%	(20) bps	n/a	19.3%	19.5%	(20) bps	n/a
Fourth Quarter
For the quarter, higher Adjusted EBITDA and margin were primarily driven by Leasing Advisory and Capital Markets Services, fueled by strong Transactional revenue growth, with meaningful contributions from Real Estate Management Services. All segments reflected enhanced platform leverage and continued cost discipline. In addition, an approximate $25 million adverse impact for the quarter associated with a U.S. employee healthcare actuarial deficit, driven by a significant uptick in claims during the fourth quarter, was largely offset by discrete cost management actions.
For the fourth quarter, the most meaningful difference between net income attributable to common shareholders and non-GAAP measures1 was the change in equity earnings/losses (Investment Management and Proptech Investments), as net equity earnings of $3.3 million increased notably from the net $53.0 million of aggregate equity losses in 2024.
In addition, the provision for income taxes increased $37.5 million for the fourth quarter as higher earnings before taxes outpaced the slight decline in the company's ETR. Interest expense, net of interest income, improved by $8.4 million for the quarter, primarily due to lower average borrowings.
Full Year
Drivers of full-year profit and margin expansion were largely consistent with the fourth-quarter drivers with the most significant contributions coming from Leasing Advisory and Capital Markets.
The following were the most meaningful differences between full-year net income attributable to common shareholders and non-GAAP measures1:
•Restructuring and acquisition charges: The expense was $52.2 million higher, compared with 2024, primarily due to significantly lower decreases to earn-out liabilities as well as higher severance and other employment-related charges.
•Equity earnings/losses - Investment Management and Proptech Investments: Aggregate equity losses of $25.8 million, an improvement from the $76.4 million of aggregate equity losses in 2024.
•Amortization of intangibles: The expense was $15.1 million lower, compared with 2024, as certain intangible assets fully amortized in the trailing twelve months.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2025 - Page 5
In addition, the provision for income taxes increased $57.0 million for the year as higher earnings before taxes outpaced the slight decline in the company's ETR. Interest expense, net of interest income, improved by $29.6 million for the year, primarily due to lower average borrowings with meaningful contributions from a lower average interest rate.
The following charts reflect the aggregation of segment Adjusted EBITDA for the fourth quarter and full year; refer to the segment performance highlights for further detail. As noted in Note 7, Proptech Investments are presented outside of reporting segments in "All Other" and not included within segment Adjusted EBITDA. Therefore, the aggregation of segment Adjusted EBITDA does not sum to consolidated totals.
Aggregation of Segment Adjusted EBITDA (in millions)

$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$—
$399
$465
$244
$100
$438
$580
$364
$84
YTD 2024
YTD 2025

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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2025 - Page 6
Cash Flows and Capital Allocation:

($ in millions)	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change in USD	2025	2024	Change in USD
Cash flows from operating activities	$1,011.8	$927.3	9%	$1,194.1	$785.3	52%
Free Cash Flow[6]	934.6	868.1	8%	978.5	599.8	63%
Incremental cash inflow in the fourth quarter was primarily attributable to higher cash provided by earnings. For the full year, the increase was driven by (i) higher cash provided by earnings, (ii) the absence of cash outflow associated with a 2024 loan repurchased from Fannie Mae together with cash proceeds in 2025 from the sale of the repurchased loan's underlying asset and (iii) lower cash taxes paid.
Share repurchase activity is noted in the following table. As of December 31, 2025, $801.7 million remained authorized for repurchase.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total number of shares repurchased (in thousands)	256.3	75.2	747.5	373.1
Total paid for shares repurchased (in millions)	$80.3	$20.1	$211.5	$80.4
Net Debt, Leverage and Liquidity6:

	December 31, 2025	September 30, 2025	December 31, 2024
Net Debt (in millions)	$304.2	$1,098.6	$800.6
Net Leverage Ratio	0.2x	0.8x	0.7x
Corporate Liquidity (in millions)	$3,899.1	$3,542.9	$3,616.3
The lower Net Debt, compared with September 30, 2025, was driven by strong free cash flow for the fourth quarter. The Net Debt reduction from December 31, 2024, reflected improved free cash flow in 2025, compared with 2024.
In addition to the Corporate Liquidity detailed above, the company maintains a commercial paper program (the "Program") with $2.5 billion authorized for issuance.
As of December 31, 2025, there was no outstanding commercial paper and no outstanding balance on the company's credit facility.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2025 - Page 7
Real Estate Management Services 2025 Performance Highlights:

Real Estate Management Services ($ in millions, "LC" = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$5,555.4	$5,033.1	10%	9%	$20,001.2	$17,992.7	11%	11%
Workplace Management	3,812.2	3,472.3	10	9	13,848.5	12,529.7	11	10
Project Management	1,110.9	936.1	19	17	3,797.9	3,151.9	20	20
Property Management	480.2	476.5	1	—	1,841.3	1,795.1	3	3
Portfolio Services and Other	152.1	148.2	3	1	513.5	516.0	0	(1)
Segment operating expenses	$5,418.0	$4,920.5	10%	9%	$19,672.2	$17,716.1	11%	11%
Segment platform operating expenses	674.8	670.4	1	(1)	2,570.2	2,449.9	5	4
Gross contract costs[6]	4,743.2	4,250.1	12	11	17,102.0	15,266.2	12	12
Adjusted EBITDA[1]	$162.4	$144.7	12%	12%	$437.5	$399.2	10%	9%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Real Estate Management Services revenue growth was primarily driven by Workplace Management and Project Management. Within Workplace Management, the increase reflected a largely balanced mix of mandate expansions and new client wins (with expansions having a more significant impact on fourth-quarter performance). Management fees within Workplace Management were also impacted by approximately $11 million of higher pass-through costs, compared with the prior-year quarter, associated with the U.S. employee healthcare actuarial deficit. Project Management delivered double-digit growth for both the quarter and full year, with broad-based contributions from most geographies. In addition, higher pass-through costs augmented a high single-digit management fee increase for the quarter (a low double-digit management fee increase for the full year).
Fourth-quarter and full-year Adjusted EBITDA and margin expansion was, in part, driven by the revenue growth described above. In addition, an approximate $20 million adverse bottom-line impact for the quarter associated with the U.S. employee healthcare actuarial deficit (approximately $22 million impact for the full year) was largely offset by discrete cost management actions.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2025 - Page 8
Leasing Advisory 2025 Performance Highlights:

Leasing Advisory ($ in millions, "LC" = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$1,005.1	$851.5	18%	17%	$3,009.9	$2,705.6	11%	11%
Leasing	964.9	814.4	18	17	2,901.6	2,596.2	12	11
Advisory, Consulting and Other	40.2	37.1	8	7	108.3	109.4	(1)	(2)
Segment operating expenses	$792.1	$715.8	11%	10%	$2,477.6	$2,279.2	9%	8%
Segment platform operating expenses	788.9	706.9	12	10	2,466.0	2,245.9	10	9
Gross contract costs[6]	3.2	8.9	(64)	(64)	11.6	33.3	(65)	(65)
Adjusted EBITDA[1]	$225.8	$146.1	55%	53%	$580.1	$464.7	25%	24%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The increases in Leasing Advisory revenue for the fourth quarter and full year were attributable to Leasing, led by continued momentum in the office sector. Many geographies achieved double-digit Leasing revenue growth for the quarter, with the most significant growth in the U.S. as well as notable contributions from India and the UK. For the full year, growth leaders included the U.S., Germany and Canada. Broad-based growth across the U.S. was primarily driven by office - as an increase in average deal size complemented higher volume - and industrial, due to higher deal volume. Office Leasing revenue growth outperformed global office volumes (up 26% compared with market volumes up 1% according to JLL Research), highlighted by U.S. outperformance (revenue up 28% compared with market volumes up 4% according to JLL Research).
Higher fourth-quarter and full-year Adjusted EBITDA were largely driven by revenue growth coupled with incremental platform leverage. Fourth-quarter Adjusted EBITDA was also positively impacted by the year-over-year timing of incentive compensation accruals.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2025 - Page 9
Capital Markets Services 2025 Performance Highlights:

Capital Markets Services ($ in millions, "LC" = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$854.4	$706.4	21%	19%	$2,422.1	$2,040.4	19%	17%
Investment Sales, Debt/Equity Advisory and Other, excluding Net non-cash MSR	699.7	547.7	28	26	1,889.7	1,524.4	24	23
Net non-cash MSR and mortgage banking derivative activity	2.1	7.7	(73)	(73)	(15.2)	(18.2)	16	17
Value and Risk Advisory	110.4	111.0	(1)	(4)	379.6	373.0	2	—
Loan Servicing	42.2	40.0	6	6	168.0	161.2	4	4
Segment operating expenses	$693.4	$597.9	16%	14%	$2,135.8	$1,885.7	13%	12%
Segment platform operating expenses	692.0	586.2	18	16	2,130.1	1,837.1	16	15
Gross contract costs[6]	1.4	11.7	(88)	(88)	5.7	48.6	(88)	(88)
Adjusted EBITDA[1]	$171.2	$119.9	43%	39%	$364.4	$244.4	49%	47%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Capital Markets Services top-line growth, for both the fourth quarter and full year, was fueled by investment sales and debt advisory transactions across nearly all sectors, with the most significant contributions coming from multifamily and office. Specific to the fourth quarter, investment sales and debt advisory achieved 27% and 20% growth, respectively, complementing strong fourth-quarter 2024 performance to achieve 63% and 90% growth, respectively, on a two-year stacked basis. Geographically, the increase in fourth-quarter revenue was led by the U.S., UK and Japan. On a full-year basis, the growth was led by the U.S., UK and Spain. Globally, investment sales revenues were up 27% (21% for the full year), significantly outpacing the broader investment sales market, which grew 14% over the same period (18% for the full year) according to JLL Research.
The Adjusted EBITDA improvement for the fourth quarter and full year was largely attributable to transactional revenue growth, described above, together with improved platform leverage.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2025 - Page 10
Investment Management 2025 Performance Highlights:

Investment Management ($ in millions, "LC" = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$133.1	$160.6	(17)%	(18)%	$450.1	$467.9	(4)%	(5)%
Advisory fees	98.1	95.7	3	1	373.7	373.8	—	(1)
Transaction fees and other	16.4	9.1	80	81	37.3	33.5	11	11
Incentive fees	18.6	55.8	(67)	(67)	39.1	60.6	(35)	(37)
Segment operating expenses	$108.2	$120.0	(10)%	(12)%	$378.0	$384.6	(2)%	(3)%
Segment platform operating expenses	96.4	109.1	(12)	(14)	341.9	347.2	(2)	(3)
Gross contract costs[6]	11.8	10.9	8	8	36.1	37.4	(3)	(4)
Adjusted EBITDA[1]	$27.7	$42.6	(35)%	(32)%	$83.5	$100.3	(17)%	(17)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The decrease in Investment Management revenue for the fourth quarter and full year was primarily due to the lower incentive fees, as expected. Transaction fees increased compared with the prior-year quarter and prior year, reflecting improved transaction volume in multiple geographies. Advisory fees remained relatively steady on a fourth-quarter and full-year basis, as growth in North America offset lower contributions from Asia Pacific.
The decrease in fourth-quarter Adjusted EBITDA and margin primarily reflected the expected, lower incentive fees noted above, net of the correlated decrease in variable incentive compensation costs. The full-year changes in Adjusted EBITDA and margin were also driven by the decrease in incentive fees, net of variable incentive compensation costs, as well as the prior-year benefit from an $8.2 million gain recognized in the second quarter of 2024 following the purchase of a controlling interest in a LaSalle-managed fund.
Assets under management (AUM)3 decreased 2% in USD and in local currency during the quarter, and decreased 3% in USD and in local currency over the trailing twelve months. Changes in AUM3 are detailed in the tables below (in billions):

Quarter-to-date
Beginning balance (September 30, 2025)	$88.5
Asset acquisitions/takeovers	1.4
Asset dispositions/withdrawals	(2.6)
Valuation changes	0.4
Foreign currency translation	(0.7)
Change in uncalled committed capital and cash held	(0.6)
Ending balance (December 31, 2025)	$86.4

Trailing Twelve Months
Beginning balance (December 31, 2024)	$88.8
Asset acquisitions/takeovers	5.9
Asset dispositions/withdrawals	(8.7)
Valuation changes	1.8
Foreign currency translation	0.1
Change in uncalled committed capital and cash held	(1.5)
Ending balance (December 31, 2025)	$86.4
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2025 - Page 11
Software and Technology Solutions 2025 Performance Highlights:

Software and Technology Solutions ($ in millions, "LC" = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2025	2024			2025	2024
Revenue	$60.7	$59.3	2%	1%	$232.3	$226.3	3%	2%
Segment operating expenses	$66.3	$66.4	—%	(1)%	$275.2	$267.1	3%	3%
Segment platform operating expenses	65.5	64.9	1	—	272.4	261.6	4	4
Gross contract costs[6]	0.8	1.5	(47)	(49)	2.8	5.5	(49)	(49)
Adjusted EBITDA[1]	$1.0	$(0.1)	n.m.	n.m.	$(14.2)	$(19.6)	28%	25%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

The increase in Software and Technology Solutions revenue for the fourth quarter and full year reflected double-digit growth in software outpacing declines in technology solutions, the result of continued lower activity associated with large existing clients.
The improvement in Adjusted EBITDA for the fourth quarter and full year was driven by the increased revenue described above and cost management actions.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2025 - Page 12
About JLL
JLL (NYSE:JLL) is a leading global commercial real estate services and investment management company with annual revenue of $26.1 billion, operations in over 80 countries and a global workforce of more than 113,000 as of December 31, 2025. For over 200 years, clients have trusted JLL, a Fortune 500® company, to help them confidently buy, build, occupy, manage and invest across a variety of industries and property types, including office, industrial, hotel, multi-family, retail and data center properties. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAY. Powered by rich global datasets and leading technology capabilities, we provide coordinated, end-to-end delivery of real estate services for a broad range of global clients who represent a wide variety of industries. Through LaSalle Investment Management, we invest for clients on a global basis in both private assets and publicly traded real estate securities. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Wednesday, February 18, 2026, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (888) 660-6392; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the fourth quarter 2025 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Sean Coghlan, Head of Investor Relations.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," "Business," "Management’s Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in JLL's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, new information, developments or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except share and per share data)	2025	2024	2025	2024

Revenue	$7,608.7	$6,810.9	$26,115.6	$23,432.9

Operating expenses:
Compensation and benefits	$3,399.8	$3,125.3	$11,924.3	$10,994.7
Operating, administrative and other	3,623.5	3,226.7	12,765.2	11,291.2
Depreciation and amortization	55.9	67.0	252.8	255.8
Restructuring and acquisition charges[5]	22.6	18.7	75.3	23.1
Total operating expenses	$7,101.8	$6,437.7	$25,017.6	$22,564.8

Operating income	$506.9	$373.2	$1,098.0	$868.1

Interest expense, net of interest income	18.2	26.6	107.3	136.9
Equity earnings (losses)	4.9	(50.8)	(20.7)	(70.8)
Other income	4.4	4.8	11.7	18.9

Income before income taxes and noncontrolling interest	498.0	300.6	981.7	679.3
Income tax provision	96.2	58.7	189.5	132.5
Net income	401.8	241.9	792.2	546.8

Net income attributable to noncontrolling interest	0.1	0.7	0.1	—

Net income attributable to common shareholders	$401.7	$241.2	$792.1	$546.8

Basic earnings per common share	$8.53	$5.07	$16.73	$11.51
Basic weighted average shares outstanding (in 000's)	47,114	47,533	47,351	47,493

Diluted earnings per common share	$8.34	$4.97	$16.40	$11.30
Diluted weighted average shares outstanding (in 000's)	48,160	48,534	48,312	48,372

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) (in millions)
	Three Months Ended December 31,		Year Ended December 31,
Real Estate Management Services	2025	2024	2025	2024

Revenue	$5,555.4	$5,033.1	$20,001.2	$17,992.7

Platform compensation and benefits	$487.7	$478.0	$1,860.3	$1,731.4
Platform operating, administrative and other	160.6	159.3	595.7	594.2
Depreciation and amortization	26.5	33.1	114.2	124.3
Segment platform operating expenses	674.8	670.4	2,570.2	2,449.9
Gross contract costs[6]	4,743.2	4,250.1	17,102.0	15,266.2
Segment operating expenses	$5,418.0	$4,920.5	$19,672.2	$17,716.1
Segment operating income	$137.4	$112.6	$329.0	$276.6
Adjustments:
Equity (losses) earnings	(0.3)	0.4	0.7	2.9
Depreciation and amortization(a)	25.6	32.2	110.5	120.5
Other income	0.4	—	0.4	—
Net income attributable to noncontrolling interest	(0.7)	(0.5)	(3.1)	(0.8)
Adjusted EBITDA[1]	$162.4	$144.7	$437.5	$399.2
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued (in millions)
	Three Months Ended December 31,		Year Ended December 31,
Leasing Advisory	2025	2024	2025	2024

Revenue	$1,005.1	$851.5	$3,009.9	$2,705.6

Platform compensation and benefits	$702.3	$626.2	$2,146.7	$1,963.6
Platform operating, administrative and other	75.3	71.1	274.1	245.5
Depreciation and amortization	11.3	9.6	45.2	36.8
Segment platform operating expenses	788.9	706.9	2,466.0	2,245.9
Gross contract costs[6]	3.2	8.9	11.6	33.3
Segment operating expenses	$792.1	$715.8	$2,477.6	$2,279.2
Segment operating income	$213.0	$135.7	$532.3	$426.4
Adjustments:
Equity losses	—	(0.1)	—	—
Depreciation and amortization	11.3	9.6	45.2	36.8
Other income	2.1	1.9	6.2	4.9
Interest on employee loans, net of forgiveness	(0.6)	(1.0)	(3.6)	(3.4)
Adjusted EBITDA[1]	$225.8	$146.1	$580.1	$464.7
	Three Months Ended December 31,		Year Ended December 31,
Capital Markets Services	2025	2024	2025	2024

Revenue	$854.4	$706.4	$2,422.1	$2,040.4

Platform compensation and benefits	$596.4	$497.7	$1,736.8	$1,491.9
Platform operating, administrative and other	86.2	72.0	337.7	278.4
Depreciation and amortization	9.4	16.5	55.6	66.8
Segment platform operating expenses	692.0	586.2	2,130.1	1,837.1
Gross contract costs[6]	1.4	11.7	5.7	48.6
Segment operating expenses	$693.4	$597.9	$2,135.8	$1,885.7
Segment operating income	$161.0	$108.5	$286.3	$154.7
Adjustments:
Equity earnings	1.9	1.9	5.1	2.7
Depreciation and amortization	9.4	16.5	55.6	66.8
Other income	1.8	1.5	5.1	4.5
Net non-cash MSR and mortgage banking derivative activity	(2.1)	(7.7)	15.2	18.2
Interest on employee loans, net of forgiveness	(0.8)	(0.8)	(2.9)	(2.5)
Adjusted EBITDA[1]	$171.2	$119.9	$364.4	$244.4

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued (in millions)
	Three Months Ended December 31,		Year Ended December 31,
Investment Management	2025	2024	2025	2024

Revenue	$133.1	$160.6	$450.1	$467.9

Platform compensation and benefits	$76.6	$88.8	$263.8	$268.9
Platform operating, administrative and other	17.0	17.7	66.9	69.8
Depreciation and amortization	2.8	2.6	11.2	8.5
Segment platform operating expenses	96.4	109.1	341.9	347.2
Gross contract costs[6]	11.8	10.9	36.1	37.4
Segment operating expenses	$108.2	$120.0	$378.0	$384.6
Segment operating income	$24.9	$40.6	$72.1	$83.3
Adjustments:
Depreciation and amortization	2.8	2.6	11.2	8.5
Other (expense) income	—	(0.3)	0.2	7.8
Net loss attributable to noncontrolling interest(a)	—	(0.3)	—	0.7
Adjusted EBITDA[1]	$27.7	$42.6	$83.5	$100.3
Equity earnings (losses)	$10.4	$2.4	$12.3	$(22.6)
(a) This adjustment excludes the noncontrolling interest portion of Equity earnings/losses which is not attributable to common shareholders.
	Three Months Ended December 31,		Year Ended December 31,
Software and Technology Solutions	2025	2024	2025	2024

Revenue	$60.7	$59.3	$232.3	$226.3

Platform compensation and benefits	$44.2	$47.5	$188.1	$194.3
Platform operating, administrative and other	15.4	12.2	57.7	47.9
Depreciation and amortization	5.9	5.2	26.6	19.4
Segment platform operating expenses	65.5	64.9	272.4	261.6
Gross contract costs[6]	0.8	1.5	2.8	5.5
Segment operating expenses	$66.3	$66.4	$275.2	$267.1
Segment operating loss	$(5.6)	$(7.1)	$(42.9)	$(40.8)
Adjustments:
Depreciation and amortization	5.9	5.2	26.6	19.4
Other expense	0.1	1.7	(0.2)	1.7
Net loss attributable to noncontrolling interest	0.6	0.1	2.3	0.1
Adjusted EBITDA[1]	$1.0	$(0.1)	$(14.2)	$(19.6)

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows

	Year Ended December 31,			Year Ended December 31,
(in millions)	2025	2024		2025	2024
Cash flows from operating activities:			Cash flows from investing activities:
Net income	$792.2	$546.8	Net capital additions – property and equipment	$(215.6)	$(185.5)
			Business acquisitions, net of cash acquired	(7.7)	(60.9)
Reconciliation of net income to net cash provided by operating activities:			Capital contributions to investments	(162.9)	(88.6)
Depreciation and amortization	252.8	255.8	Distributions of capital from investments	51.8	19.2
Equity losses	20.7	70.8	Other, net	(2.2)	(1.0)
Distributions of earnings from investments	28.8	17.7	Net cash used in investing activities	(336.6)	(316.8)
Provision for loss on receivables and other assets	41.6	38.0	Cash flows from financing activities:
Amortization of stock-based compensation	114.7	97.4	Proceeds from borrowings under credit facility	9,130.0	8,043.0
Net non-cash MSRs and mortgage banking derivative activity	15.2	18.2	Repayments of borrowings under credit facility	(9,230.0)	(8,568.0)
Accretion of interest and amortization of debt issuance costs	6.3	5.5	Proceeds from issuance of commercial paper	3,771.0	910.0
Other, net	14.2	0.1	Repayments of commercial paper	(3,971.0)	(710.0)
Change in:			Net (repayments of) proceeds from short-term borrowings	(63.9)	2.9
Receivables	(148.8)	(207.9)	Payments of deferred business acquisition obligations and earn-outs	(15.4)	(7.4)
Reimbursable receivables and reimbursable payables	(27.8)	(4.6)	Shares repurchased for payment of employee taxes on stock awards	(39.6)	(31.8)
Prepaid expenses and other assets	(55.5)	(81.6)	Repurchase of common stock	(211.5)	(80.7)
Income taxes receivable, payable and deferred	(51.3)	(137.6)	Other, net	(12.8)	(9.2)
Accounts payable, accrued liabilities and other liabilities	60.9	36.2	Net cash used in financing activities	(643.2)	(451.2)
Accrued compensation (including net deferred compensation)	130.1	130.5	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	31.9	(28.0)
Net cash provided by operating activities	$1,194.1	$785.3	Net change in cash, cash equivalents and restricted cash	$246.2	$(10.7)
			Cash, cash equivalents and restricted cash, beginning of the period	652.7	663.4
			Cash, cash equivalents and restricted cash, end of the period	$898.9	$652.7

.

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	December 31,	December 31,		December 31,	December 31,
(in millions, except share and per share data)	2025	2024		2025	2024
ASSETS			LIABILITIES AND EQUITY
Current assets:			Current liabilities:
Cash and cash equivalents	$599.1	$416.3	Accounts payable and accrued liabilities	$1,398.1	$1,322.7
Trade receivables, net of allowance	2,302.8	2,153.5	Reimbursable payables	2,539.6	2,176.3
Notes and other receivables	450.0	456.9	Accrued compensation and benefits	1,929.6	1,768.5
Reimbursable receivables	3,105.0	2,695.0	Short-term borrowings	92.7	153.8
Warehouse receivables	751.2	770.7	Commercial paper, net of debt issuance costs	(0.2)	199.3
Short-term contract assets, net of allowance	340.1	334.8	Short-term contract liability and deferred income	237.2	203.8
Restricted cash, prepaid and other	631.2	651.3	Warehouse facilities	759.1	841.0
Total current assets	8,179.4	7,478.5	Short-term operating lease liability	166.7	157.2
Property and equipment, net of accumulated depreciation	630.6	598.1	Other	263.8	321.9
Operating lease right-of-use asset	712.3	743.1	Total current liabilities	7,386.6	7,144.5
Goodwill	4,707.3	4,611.3	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	666.7	724.1	Credit facility, net of debt issuance costs	(8.5)	88.6
Investments	892.9	812.7	Long-term debt, net of debt issuance costs	805.9	756.7
Long-term receivables	419.4	394.7	Long-term deferred tax liabilities, net	56.0	45.6
Deferred tax assets, net	610.0	518.2	Deferred compensation	737.2	665.4
Deferred compensation plans	723.6	664.0	Long-term operating lease liability	774.4	748.8
Other	258.9	219.1	Other	426.5	419.1
Total assets	$17,801.1	$16,763.8	Total liabilities	$10,178.1	$9,868.7

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,068.6	2,032.7
			Retained earnings	7,114.0	6,334.9
			Treasury stock	(1,094.0)	(937.9)
			Shares held in trust	(13.8)	(11.8)
			Accumulated other comprehensive loss	(572.5)	(646.9)
			Total company shareholders' equity	7,502.8	6,771.5
			Noncontrolling interest	120.2	123.6
			Total equity	7,623.0	6,895.1
			Total liabilities and equity	$17,801.1	$16,763.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA"),
(ii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iii)Free Cash Flow (refer to Note 6),
(iv)Net Debt (refer to Note 6) and
(v)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles ("GAAP"). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets Services segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.
Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.

Amortization of Acquisition-Related Intangibles is primarily associated with the fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name. Such activity is excluded as it is non-cash and the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in Leasing Advisory and Capital Markets Services businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Equity Earnings/Losses (Investment Management and Proptech Investments) primarily reflects valuation changes on investments reported at fair value. Investments reported at fair value are increased or decreased each reporting period by the change in the fair value of the investment. Where the measurement alternative has been elected, our investment is increased or decreased upon observable price changes. Such activity is excluded as the amounts are generally non‑cash in nature and not indicative of core operating performance.
Note: Equity earnings/losses for segments other than Investment Management represent the results of unconsolidated operating ventures (not investments), and therefore the amounts are included in adjusted profit measures on both a segment and consolidated basis.
Credit Losses on Convertible Note Investments reflects credit impairments associated with pre-equity convertible note investments in early-stage proptech enterprises. Such losses are similar to the equity investment-related losses included in equity earnings/losses for Proptech Investments and are therefore consistently excluded from adjusted measures.

Reconciliation of Non-GAAP Financial Measures
Below are (i) a reconciliation of Net income attributable to common shareholders to Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024

Net income attributable to common shareholders	$401.7	$241.2	$792.1	$546.8
Add:
Interest expense, net of interest income	18.2	26.6	107.3	136.9
Income tax provision	96.2	58.7	189.5	132.5
Depreciation and amortization(a)	55.0	66.1	249.1	252.0
Adjustments:
Restructuring and acquisition charges[5]	22.6	18.7	75.3	23.1
Net non-cash MSR and mortgage banking derivative activity	(2.1)	(7.7)	15.2	18.2
Interest on employee loans, net of forgiveness	(1.4)	(1.8)	(6.5)	(5.9)
Equity (earnings) losses - Investment Mgmt and Proptech Investments(a)	(3.3)	53.0	25.8	76.4
Credit losses on convertible note investments	2.2	—	5.1	6.3
Adjusted EBITDA	$589.1	$454.8	$1,452.9	$1,186.3

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except share and per share data)	2025	2024	2025	2024

Net income attributable to common shareholders	$401.7	$241.2	$792.1	$546.8
Diluted shares (in thousands)	48,160	48,534	48,312	48,372
Diluted earnings per share	$8.34	$4.97	$16.40	$11.30

Net income attributable to common shareholders	$401.7	$241.2	$792.1	$546.8
Adjustments:
Restructuring and acquisition charges[5]	22.6	18.7	75.3	23.1
Net non-cash MSR and mortgage banking derivative activity	(2.1)	(7.7)	15.2	18.2
Amortization of acquisition-related intangibles(a)	6.2	15.8	47.3	62.4
Interest on employee loans, net of forgiveness	(1.4)	(1.8)	(6.5)	(5.9)
Equity (earnings) losses - Investment Mgmt and Proptech Investments(a)	(3.3)	53.0	25.8	76.4
Credit losses on convertible note investments	2.2	—	5.1	6.3
Tax impact of adjusted items(b)	(6.2)	(20.9)	(46.2)	(49.8)
Adjusted net income attributable to common shareholders	$419.7	$298.3	$908.1	$677.5
Diluted shares (in thousands)	48,160	48,534	48,312	48,372
Adjusted diluted earnings per share	$8.71	$6.15	$18.80	$14.01
(a) This adjustment excludes the noncontrolling interest portion which is not attributable to common shareholders.
(b) For all quarters during 2025 and the first half and fourth quarter of 2024, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. For the third quarter of 2024, the tax impact of adjusted items was calculated using the consolidated effective tax rate, as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Operating income and (iii) Adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2025	% Change	2025	% Change
Revenue:
At current period exchange rates	$7,608.7	12%	$26,115.6	11%
Impact of change in exchange rates	(87.2)	n/a	(106.9)	n/a
At comparative period exchange rates	$7,521.5	10%	$26,008.7	11%

Operating income:
At current period exchange rates	$506.9	36%	$1,098.0	26%
Impact of change in exchange rates	(5.4)	n/a	(9.0)	n/a
At comparative period exchange rates	$501.5	34%	$1,089.0	25%

Adjusted EBITDA:
At current period exchange rates	$589.1	30%	$1,452.9	22%
Impact of change in exchange rates	(6.5)	n/a	(10.3)	n/a
At comparative period exchange rates	$582.6	28%	$1,442.6	22%
2.    n.m.: "not meaningful," typically represented by a percentage change of greater than 1,000%, favorable or unfavorable.
3.    Assets under management data is primarily reported on a one-quarter lag. In addition, Investment Management raised $0.6 billion in private equity capital for the quarter ended December 31, 2025, bringing the year-to-date capital raised to $4.0 billion.
4.     The company defines "Resilient" revenue as (i) Workplace Management, Project Management and Property Management, within Real Estate Management Services, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets Services, (iii) Advisory Fees, within Investment Management and (iv) Software and Technology Solutions.
The company defines "Transactional" revenue as (i) Portfolio Services and Other, within Real Estate Management Services, (ii) Leasing Advisory, (iii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, and (iv) Incentive fees and Transaction fees and other, within Investment Management.
Effective beginning Q1 2025, the company reports Project Management in Resilient revenue. Prior period financial information was recast to conform with this presentation.

5.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Severance and other employment-related charges	$11.4	$9.3	$42.2	$27.1
Restructuring, pre-acquisition and post-acquisition charges	9.9	8.5	34.9	28.6
Fair value adjustments that resulted in a net increase (decrease) to earn-out liabilities from prior-period acquisition activity	1.3	0.9	(1.8)	(32.6)
Total Restructuring and acquisition charges	$22.6	$18.7	$75.3	$23.1
6.    "Gross contract costs" represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses (with the corresponding fees in Revenue).
"Net Debt" is defined as the sum of the (i) Credit facility, inclusive of debt issuance costs, (ii) Long-term debt, inclusive of debt issuance costs, (iii) Commercial paper, inclusive of debt issuance costs and (iv) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing twelve-month Adjusted EBITDA.
Below is a reconciliation of total debt to Net Debt and the components of Net Leverage Ratio.

($ in millions)	December 31, 2025	September 30, 2025	December 31, 2024

Total debt	$903.3	$1,527.5	$1,216.9
Less: Cash and cash equivalents	599.1	428.9	$416.3
Net Debt	$304.2	$1,098.6	$800.6

Divided by: Trailing twelve-month Adjusted EBITDA	$1,452.9	$1,318.6	$1,186.3
Net Leverage Ratio	0.2x	0.8x	0.7x
"Corporate Liquidity" is defined as the unused portion of the company's Credit facility plus Cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by/used in operating activities less net capital additions - property and equipment.
Below is a reconciliation of net cash provided by/used in operating activities to Free Cash Flow.

	Year Ended December 31,
(in millions)	2025	2024

Net cash provided by operating activities	$1,194.1	$785.3
Net capital additions - property and equipment	(215.6)	(185.5)
Free Cash Flow	$978.5	$599.8

7.    Effective July 1, 2025, we report the balances and activity associated with the investments historically reported within Software and Technology Solutions outside of reporting segments in "All Other." Prior-period financial information was recast to conform with this presentation. These investments (inclusive of convertible notes receivable) in proptech funds and early to mid-stage proptech companies ("Proptech Investments") do not constitute an operating or reporting segment but are included in our consolidated results.
As a result of this "All Other" presentation, tables and graphics presenting segment-level measures may not sum to consolidated totals.

Appendix: Additional Segment Detail

	Three Months Ended December 31, 2025
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions

Revenue(a)	$3,812.2	1,110.9	480.2	152.1	$5,555.4	$964.9	40.2	$1,005.1	$701.8	110.4	42.2	$854.4	$133.1	$60.7
Gross contract costs[6]	$3,548.6	796.7	334.8	63.1	$4,743.2	$2.1	1.1	$3.2	$0.8	0.6	—	$1.4	$11.8	$0.8
Platform operating expenses					$674.8			$788.9				$692.0	$96.4	$65.5
Adjusted EBITDA[1]					$162.4			$225.8				$171.2	$27.7	$1.0
(a) Included in Revenue is Net non-cash MSR and mortgage banking derivative activity of $2.1 million for the three months ended December 31, 2025 within Investment Sales, Debt/Equity Advisory and Other.

	Three Months Ended December 31, 2024
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions

Revenue(a)	$3,472.3	936.1	476.5	148.2	$5,033.1	$814.4	37.1	$851.5	$555.4	111.0	40.0	$706.4	$160.6	$59.3
Gross contract costs[6]	$3,209.3	654.3	322.2	64.3	$4,250.1	$5.6	3.3	$8.9	$8.0	3.7	—	$11.7	$10.9	$1.5
Platform operating expenses					$670.4			$706.9				$586.2	$109.1	$64.9
Adjusted EBITDA[1]					$144.7			$146.1				$119.9	$42.6	$(0.1)
(a) Included in Revenue is Net non-cash MSR and mortgage banking derivative activity of $7.7 million for the three months ended December 31, 2024 within Investment Sales, Debt/Equity Advisory and Other.

Appendix: Additional Segment Detail (continued)

	Year Ended December 31, 2025
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions

Revenue(a)	$13,848.5	3,797.9	1,841.3	513.5	$20,001.2	$2,901.6	108.3	$3,009.9	$1,874.5	379.6	168.0	$2,422.1	$450.1	$232.3
Gross contract costs[6]	$12,861.7	2,713.6	1,289.8	236.9	$17,102.0	$7.2	4.4	$11.6	$3.1	2.6	—	$5.7	$36.1	$2.8
Platform operating expenses					$2,570.2			$2,466.0				$2,130.1	$341.9	$272.4
Adjusted EBITDA[1]					$437.5			$580.1				$364.4	$83.5	$(14.2)
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $15.2 million for the twelve months ended December 31, 2025 within Investment Sales, Debt/Equity Advisory and Other.

	Year Ended December 31, 2024
(in millions)	Real Estate Management Services					Leasing Advisory			Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Total Real Estate Mgmt Services	Leasing	Advisory, Consulting and Other	Total Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt	Software and Tech Solutions

Revenue(a)	$12,529.7	3,151.9	1,795.1	516.0	$17,992.7	$2,596.2	109.4	$2,705.6	$1,506.2	373.0	161.2	$2,040.4	$467.9	$226.3
Gross contract costs[6]	$11,593.8	2,183.9	1,236.3	252.2	$15,266.2	$20.8	12.5	$33.3	$35.6	13.0	—	$48.6	$37.4	$5.5
Platform operating expenses					$2,449.9			$2,245.9				$1,837.1	$347.2	$261.6
Adjusted EBITDA[1]					$399.2			$464.7				$244.4	$100.3	$(19.6)
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $18.2 million for the twelve months ended December 31, 2024 within Investment Sales, Debt/Equity Advisory and Other.